Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the use in this Amendment No. 2 to the Registration Statement on Form S-1 of our report dated March 26, 2008 relating to the financial statements of Clear Skies Solar, Inc., and to the reference to our Firm under the caption “Experts” in the Prospectus.
/s/ Rothstein, Kass & Company, P.C.
Roseland, New Jersey
June 24, 2008